UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2019

COSMOS GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55793	22-3617931
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Rooms 1705-6, 17th Floor, Tai Yau Building,

No. 181 Johnston Road

Wanchai, Hong Kong

(Address of principal executive offices (zip code))

+852 3643 1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value US$0.001	COSG	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses.  Such forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language.  Our actual results may differ significantly from those projected in the forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the sections "Description of Business," "Risk Factors." You should carefully review the risks described in this Current Report on Form 8-K and in other documents we file from time to time with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report.  We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All references in this Form 8-K to the "Company," "we," "us" or "our" are to Cosmos Group Holdings, Inc. on a consolidated basis.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On July 19, 2019, the Company, Hong Kong Healthtech Limited, a limited company organized under the laws of Hong Kong (“HKHL”), and Wing Lok Jonathan SO (“SWL”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) to acquire 5,100 Ordinary Shares of HKHL held by SWL (the “HKHL Shares”), representing approximately 51% of the issued and outstanding securities of HKHL, at a per share price of US$8.99 of our Common Stock (the “Share Exchange”). The Share Exchange was consummated on July 19, 2019. As a result, we entered into the business of developing and delivering educational content and SWL received 6,232,951 share of the Company’s common stock. The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

In connection with the Share Exchange, we entered into an Intellectual Property Ownership and License Agreement with HKHL, 深圳傅正勤教育科技有限公司Shenzhen Fu Zheng Qin Education Technology Limited (formerly known as Shenzhen Yongle Innovative Education Limited) (“SZFZQ”) and their affiliates (the “IP License Agreement”), pursuant to which we licensed from HKHL, SZFZQ and their affiliates the right to exploit certain intellectual property related to the operations of the AI education business on a worldwide, non-exclusive, perpetual, royalty-free and irrevocable basis. The foregoing description of the IP License Agreement is qualified in its entirety by reference to the IP License Agreement which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

We also entered into employment consulting agreements with the following individuals in connection with their appointment to the offices set forth next to their names:

Tze Wai Albert YIP	Chief Financial Officer
Wing Lok Jonathan SO	Chief Strategy Officer
Kai Chi WONG	Chief Operating Officer

In addition, we also entered into a Consulting Agreement with Hung-Yi HUNG to provide certain research and development plans and develop strategic partnerships in the AI Education business. The terms of such employment and consulting agreements are more fully described in the section entitled “Compensation of Executives and Consultants.”

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CORPORATE HISTORY

Overview

On July 19, 2019, we consummated the acquisition of 5,100 Ordinary Shares of HKHL, representing approximately 51% of the issued and outstanding stock of HKHL, and acquired the right to exploit certain intellectual property relating to Artificial Intelligence Education. As a result, we entered into the business of developing and delivering educational content in the AI Education industry.

Prior to our acquisition of HKHL, we were a Hong Kong based specialty commercial logistic company. Our specialty commercial logistic company operates through Lee Tat Transportation Int’l Limited, our wholly owned Hong Kong subsidiary (“Lee Tat”), and provide timely and reliable logistics and delivery services to commercial clients located in Hong Kong. We offer service to the cable supply industry in Hong Kong. Lee Tat was organized as a private limited liability company on August 11, 2014, in Hong Kong. We acquired Lee Tat on May 12, 2017.

We do not have any current intention to further develop our logistics business segment at this time. We intend to focus on developing our new AI Education business segment in the foreseeable future.

History

We were incorporated in the state of Nevada on August 14, 1987, under the name Shur De Cor, Inc. and engaged in developing certain mining claims. In April 1999, Shur De Cor merged with Interactive Marketing Technology, a New Jersey corporation that was engaged in the business of developing and direct marketing of consumer products. As the surviving company, Shur De Cor changed its name to Interactive Marketing Technology, Inc. Shur De Cor's then management resigned and the management of Interactive New Jersey became the Company’s management. The prior management of Shur De Cor retained Shur De Cor’s business and assets. After that acquisition, the Company, through a wholly owned subsidiary, IMT's Plumber, Inc., produced, marketed, and sold a licensed product called the Plumber's Secret, which was discontinued in fiscal 2001. In May 2002, the Company ceased to actively pursue its product development and marketing business and actively sought to either acquire a third party, merge with a third party or pursue a joint venture with a third party in order to re-enter its former business of development and direct marketing of proprietary consumer products in the United States and worldwide.

On November 17, 2004, the Company acquired MPL, a company organized under the laws of the British Virgin Islands, and its subsidiaries in accordance with the terms of a Share Exchange Agreement executed by the parties (the “2004 Agreement”). In connection with the acquisition, the Company issued an aggregate of 109,623,006 shares of its common stock to Imperial International Limited, a company incorporated under the laws of the British Virgin Islands (“Imperial”), the sole shareholder of MPL, in exchange for 100% of the issued and outstanding shares of MPL capital stock (the "2004 Share Exchange"). Upon completion of the share exchange, MPL became the Company's wholly owned subsidiary and the Company’s former owner transferred control of the Company to Imperial. The Company relied on Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Act"), in regard to the shares that we issued pursuant to the 2004 Share Exchange. The Company treated this transaction as a qualified "business combination" as defined by Rule 501(d). The Company relied on the exemption from registration pursuant to Section 4(2) of, and or Regulation D promulgated under, the Act in issuing the Company’s securities.

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In connection with the 2004 Share Exchange, the Company: (i) changed its name from Interactive Marketing Technology, Inc. to China Artists Agency, Inc. ("China Artists"); (ii) obtained a new stock symbol, "CAAY", and CUSIP Number, effective on December 21, 2004; (iii) increased its authorized common stock to 200,000,000 shares; (iv) effectuated a 1 for 1.69 reverse stock split; and (v) spun off the Company’s existing business into a separate public company, All Star Marketing, Inc., a Nevada corporation ("All Star"). All Star was formed as a wholly owned subsidiary of the Company. The Spin-off was satisfied by means of a pro-rata share dividend to the Company's shareholders of record as of December 10, 2004. The purpose of the Spin-Off was to allow the subsidiary to operate as a separate public company and raise working capital through the sale of its own equity. This allowed the Company’s management to focus on its business, while at the same time, allowing the spun-off company to have greater exposure by trading as an independent public company. Additionally, the shareholders and the market would then more easily identify the results and performance of the Company as a separate entity from that of All Star. In August 2005, the Company changed its name to China Entertainment Group, Inc. and, effective August 9, 2005, obtained a new stock symbol "CGRP", and CUSIP Number.

Because the Company failed to generate revenues in its new business, prior management commenced litigation in the Superior Court for Los Angeles County California which action was removed to the United States District Court for the Central District of California Case No. CV07-1068 GHK. On January 30, 2008, the parties entered into a Settlement Agreement and Conditional Release (the “Settlement Agreement”), pursuant to which, among other things, the Company’s former management reacquired control of the Company and all assets related to the Chinese entertainment business were transferred out of the Company. The Company, under its former management, once again entered the business of locating products to develop and mass market. These efforts did not prove fruitful and the Company, while continuing its product development business, also began to seek another business to acquire.

Effective July 22, 2010, the Company merged with Safe and Secure TV Channel, LLC, a Delaware limited liability company (the “Merger”). In connection with the Merger, the management of the Company resigned and was replaced by the management and principals of Safe and Secure TV Channel, LLC. The holders of interests in Safe and Secure TV Channel, LLC exchanged their interests for approximately 50.2% of the issued and outstanding stock of the Company. In September 2010, the Company effectuated a 9.85 for one stock split to shareholders of record as of August 23, 2010. After the Merger, the Company became a television network and multimedia information and distribution company focused on serving the homeland security and emergency preparedness industry.

On February 15, 2016, the Company sold to Asia Cosmos Group Limited, a private limited liability company incorporated under the laws of British Virgin Islands (“ACOSG”), 10,000,000 shares of its common stock at a per share price of US$0.027. ACOSG’s sole shareholder is Miky Wan. The Company relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Act in selling the Company’s securities to ACOSG.

In connection with the private placement to ACOSG, a change of control occurred and Bryan Glass resigned from his position as President, Secretary, Treasurer and Chairman of the Company. Miky Wan was appointed to serve as Chief Executive Officer, Chief Operating Officer, President and Director, effective February 19, 2016. Peter Tong, our Chief Financial Officer, Secretary and director continued in his positions with the Company. Calvin K.W. Lai, Anthony H.H. Chan, Jenher Jeng, Alice K.M. Tang, Connie Y.M. Kwok were appointed to serve on our Board of Directors effective February 19, 2016. Effective February 26, 2016, the Company changed its name to Cosmos Group Holdings Inc. and filed a Certificate of Amendment to such effect with the Nevada Secretary of State. The name change and the related stock symbol change to “COSG” were approved by the Financial Industry Regulatory Authority on March 31, 2016. The Company also increased the number of its authorized common stock, par value US$0.001, from 90,000,0000 shares to 500,000,000 and its preferred stock, par value US$0.001, from 10,000,000 to 30,000,000 shares. After the private placement, the Company shifted its business plan to focus on acquiring undervalued companies including those in the Greater China region.

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On September 27, 2016, Peter Tong and Calvin Lai resigned from all of their positions with the Company. Connie Y.M. Kwok was appointed to serve as the Secretary and Miky Wan, our Chief Executive Officer, was appointed to serve as the interim Chief Financial Officer.

On January 13, 2017, the Company sold 200,000,000 shares of its common stock to ACOSG at a per share price of US$0.001 per share for aggregate consideration of US$200,000. The Company relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Act in selling the Company’s securities to ACOSG.

Acquisition of Lee Tat, Our Logistics Business

On May 12, 2017, we acquired all of the issued and outstanding shares of Lee Tat from Mr. Koon Wing CHEUNG, Lee Tat’s sole shareholder, in exchange for 219,222,938 shares of our issued and outstanding common stock. In connection with the Lee Tat acquisition, Miky WAN resigned from her positions as Chief Executive Officer and Chief Operating Officer and Koon Wing CHEUNG and Yongwei HU were appointed to serve as our Chief Executive Officer and Chief Operating Officer, respectively, and also as our directors. The Company relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Act in selling the Company’s securities to the shareholders of Lee Tat.

Termination of Our Vehicle Sales and Leasing Business

Our original business plan was to develop an ecosystem to address the entire vehicle purchasing, leasing and maintenance process. Our former cooperation partner, Foshan YY Car Rental Limited (“YY”), was an integral part of our ability to offer future car purchasing services and investment vehicle leasing services. Effective July 15, 2018, our Board of Directors dismissed Huan-Ting Peng, our Chief Operating Officer and the statutory representative of our WFOE, from all of her positions with the company and its subsidiaries and affiliated entities. Miky Wan, our President, interim Chief Financial Officer and Director, was concurrently appointed to fill the vacancies created by Ms. Peng’s removal and to serve as our Chief Operating Officer and statutory representative of WFOE. Concurrently with the dismissal of Ms. Peng, our Board of Directors also terminated the Car Rental Collaboration Agreement with YY. Ms. Peng owns approximately 51%of YY and is an officer and executive director of YY.

On September 30, 2018, we sold all of our interests in COSG International to Lilun Gan, an unaffiliated third party, for cash consideration of United States Dollar Ten Thousand Dollars (US$10,000), which is the stated value of COSG International. COSG International was our wholly owned subsidiary and investment holding company that held all of the issued and outstanding securities of WFOE. We operated our future car purchasing and investment vehicle leasing services and memberships through WFOE. The sale of our interests in COSG International represented the cessation of our future car purchasing and investment vehicle leasing services business.

Entry Into the Artificial Intelligence Educational Content Business

Effective July 19, 2019, we consummated the acquisition of the HKHL Shares, constituting approximately 51% of the issued and outstanding securities of HKHL. As a result of our acquisition of the HKHL Shares, we entered into the business of development and delivery of educational content through artificial intelligence with a focus on users in China and Hong Kong.

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Corporate Structure

Our current corporate structure is below.

Description of AI EDUCATIONAL CONTENT Business

We operate our artificial intelligence educational business through our wholly owned subsidiaries Cosmos Robotor Holdings Limited 環球機械智能集團有限公司, a British Virgin Islands corporation (“Cosmos Robotor”), organized May 7, 2019, AiTeach International Limited, a Hong Kong limited liability company, organized June 3, 2019, and Hong Kong Healthtech Limited, a Hong Kong limited liability company, organized June 28, 2018, and which is owned 51% by us. We seek to improve upon traditional methods and practices of pedagogy through our “AI-Classroom” products and services. In Hong Kong, we operate two AI Classrooms which serve as demonstration centers for our AI Classroom products and services. We are also in discussions with schools to develop and operate their own AI Classrooms on campus. Our AI business is currently in its development stages and has generated no or nominal revenues. We intend to seek financing to implement our business plan which is more fully described below. If we are able to successfully implement our business plan, we hope to establish between three to ten AI Classrooms in mainland China over the next eighteen months. We expect to focus our initial business efforts in the Greater China region, primarily targeting kindergartens, primary and secondary schools. If our business develops, we hope to also expand our reach to the other Asia Pacific regions.

The Education Ecosystem and the AI Classroom

The education industry is comprised of an evolving ecosystem of diverse actors including parents, teachers, students, other school staff and private persons, as well as entrepreneurs, associations, universities (R&D), and institutions, both private and governmental. The education industry has traditionally been focused on improving student outcomes and curriculum. Recent efforts to achieve these goals have typically involved the introduction of technology in the classroom through the use of laptops, iPads, educational video games and apps, and teacher-parent portals to improve student engagement, student assessment or communications between stakeholders. The success of technology in improving student engagement is supported by a report by the Center for Evaluation and Education Policy (2009) which shows that classroom projects and lessons involving technology may increase student engagement by as much as 21%. We believe that the use of technology in the classroom and beyond will increase in the future, with a shift toward individualized, learner based instruction.

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We believe that the trend toward individualized instruction will lead to the development of and reliance on artificial intelligence (AI) intelligence to support teaching in the traditional classroom. An AI Classroom relies on technologies such as Augmented Reality (AR), Virtual Reality (VR), Facial Recognitions (FR), Knowledge Engine, Robotics (i.e. Deep Machine Learning and Data Analytics), Voice-based Query Answering, and more to enhance teaching, assessment and stakeholder engagement.

•	AR: AR technology provides immersive learning experiences through the use of simulated realistic scenarios, interactive virtual learning environments and gaming elements to support textbook materials. As a result, classes become more interactive and dynamic. We believe AR increases student engagement and supports personalized learning.
•	VR: VR is an immersive multimedia technology that many children have already experienced VR through video games or even amusement park rides. In school, we can use replicated environments and simulated presence as a learning experience for students as well as an innovative teaching tool for teachers.
•	Robot Advisory Technology: Robot Advisory technology includes voice-based query answering tools that use algorithms to automatically perform tasks and interactively answer queries from students.
•	Facial Recognition and Machine/ Deep Learning: FR and other technologies such machine learning and big data can be used to improve student assessments and evaluations. Through machine learning, teachers will be able to obtain real-time feedback based on individual student behavior and other factors. This will enable teachers to customize in-class teaching and potentially improve the quality of the student’s learning.

AI can also facilitate teaching and learning by eliminating geographical and time limitations and has great potential to be widely used in education with positive outcomes.

We believe that the development of the AI Classroom will be accelerated by the introduction of 5G technology.

1.	Immersive Lessons with AR and VR

Mixed-reality content and video require high bandwidth and low latency to perform optimally. 4G struggles to maintain the traffic required for AR and VR experiences. With 5G, experiences will be seamless. Students may tour the human body or visit other planets in VR. With AR, they can explore concepts through touch, pinching and zooming through the Earth’s layers as fast as they think it.

2.	Smart Classroom Iota Saves Teachers Time

Setting up devices and gathering feedback in class takes time, even when everything works perfectly. With the Internet of Things (Iota) on 5G, teachers can automatically log in as soon as they enter the classroom. Menial administrative tasks will be automated, and students can deliver feedback digitally. Higher bandwidth will help signals remain strong throughout entire lectures and presentations, preventing occasional dropped connections and derailing focus.

3.	Download Videos in Seconds

Downloading a high-definition video on 4G can take minutes to an hour. With 5G, downloading a feature-length movie will take seconds, maybe less.

4.	Greater Assistance for Students with Special Needs

Children with special needs may require more frequent or full-time assistance from teachers. There are robot applications to help with problem-solving, but they aren’t as responsive as the children they’re designed to help. 5G will enable robots to be full-time assistants and support teachers by responding immediately to help with learning exercises.

5.	More Flexible Learning

Every student’s learning style and ability is different. 5G will help students continue their education outside the classroom, delivering the same data speeds and responsiveness in the classroom to their phone or laptop. Regardless of distance or location, 5G empowers students to access the same information and exercises as their peers.

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Market Overview

We believe that the convergence of artificial intelligence and education, specifically through the use of education robots, is an emerging and high growth industry. According to Deloitte's estimation in its 2018 China Education Development Report (Deloitte China Report), China's education market will reach RMB2.68 trillion by 2018 with training organizations, K12 and STEAM education and private kindergartens comprising the three largest segments. The total scale of private education is expected to reach RMB3.36 trillion by 2020 and approach RMB5 trillion by 2025 with an annual growth rate (AGR) of 10.8%.

Concurrently, the use of artificial intelligence (AI) technology in education is estimated to grow substantially with a compound annual growth rate (CAGR) of more than 51% from 2018 to 2024 in the Asia Pacific region, with China leading investments in technology and accounting for 17% of the global external investments in AI (Global Market Insights, Asia Pacific in 2019). Specifically, China’s government is building awareness and knowledge of AI through its emphasis on “data and information” and has begun to proactively include AI education into K-12 schools (Deloitte China Report). Robot products, which are already widely used in commercial industries, are expanding into the civil market, including the education industry.

We believe that the use of artificial intelligence in education will continue to expand in terms of industry scale and market activity in the near future due to a combination of supportive government policies, increased digitalization activities and increased investment by Chinese players in the region. As such, we intend to focus our initial business efforts in the foreseeable future in China, Hong Kong and Taiwan.

Our AI Business

Our AI Classroom

We currently operate two AI Classrooms in Hong Kong and hope to develop, create and operate additional “AI-Classrooms” for kindergarten, primary and secondary schools in Hong Kong and China upon receipt of financing for our business plan.

In our AI Classroom, we offer immersive learning experiences through the use of in-class facial recognition technology and augmented and virtual reality apps that allow students to interact with dinosaurs, insects and the like in simulated scenarios. Student learning is supplemented by our extensive library of education apps, software programs, interactive books and robot learning devices which can be accessed 24/7 inside and outside of the classroom. Student engagement and performance is monitored and recorded through our facial recognition devices, apps and robot learning devices thus providing valuable assessment data for educators and parents to enable real time intervention and individualization.

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We expect to assist schools in developing, installing and managing/operating AI Classrooms located on school premises. We hope to offer several AI Classroom packages with pricing differentials based upon the type of hardware, software and content associated with each subscription. We expect to charge approximately US$65,000 to develop and install a basic AI Classroom as set forth below:

-	Hardware (FR/AR/VR, etc.): US$26,000
-	Contents: US$10,000
-	Data Analysis / Training tools: US$3,000
-	Classroom Renovation: US$26,000 (subject to location specifications)

Our Digital Content

In connection with establishing the AI Classroom, we anticipate that the school will permit us to market to its parent community to acquire subscribers. These subscribers will be able to use our AI Classroom on campus as well as access our 1,170 education apps, 144 books, 6 education AR computer programs and other comic drawings offered through HKHL.

•	Education Apps: We expect HKHL and its affiliated companies to distribute our 1170 education apps throughout the Greater China region. Our education apps include the Multimedia Innovative course – Health (150 apps), Chinese (150 apps), English (150 apps), Moral Education (150 apps), Mathematics (150 apps), Arts (150 apps), Science (150 apps) and Chinese Culture (120 apps). These apps and the related AI Classroom set-up include AR, VR, FR, AI and data-analytical related educational products marketed and developed by HKHL and its affiliated companies, as well as its strategic content partner such as SenseTime Group Limited (“SenseTime”). As a value-added service, evaluation apps for each course will be provided, so that the parents will be able to see their children’s improvement and the teachers are also able to follow up and make timely change to their teaching plans as well.

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•	Books: We expect our educational e-books (with QR codes) to be distributed throughout the Greater China region through by HKHL and its affiliated companies in Mainland China. The subjects covered by these books will include Chinese, English, Mathematics and Logic for K1-K3. We believe that the 144 books are great reading materials filled with interesting stories and enable schools to communicate more efficiently with parents.

•	Comic Drawings: Our educational comic drawings will be distributed throughout the Greater China region by HKHL and its affiliated companies.

•	Education AR computer programs: Our 6-series educational AR computer programs will be distributed throughout the Greater China region by HKHL and its affiliated companies. These education software programs cover the following topics: Insects, Marine lives, Birds, Terrestrial Animals, Reptiles and Dinosaurs. For each series, it comprises of 36 short animations, and each category is equipped with Photo cards and Interactive Cards which enable children to interact with animals (ex. feeding).

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We believe that the 3D Augmented Reality Apps will create a brand new world for kids with the safe, real and interactive technologies. It allows children to see, recognize and interact with various kinds of animals and creatures through phone devices and TV.

Our Business Plan

We seek to become a model for AI Education and Robot-advisors in China, Hong Kong and Taiwan. We hope to promote the usage of VR, AR and FR technologies to develop high-valued AI Classrooms, as well as leveraging Big Data and Deep Learning and other latest technologies to build the Education Ecosystem for different stakeholders. In terms of education strategies, we intend to develop products and services that support human teachers, as well as products and services that provide individualized assessment and customized teaching to parents and students from pre-kindergarten through twelfth grade. We expect that some of these strategies will include collecting user data to power our AI systems, facilitate the data science and AI courses in our curriculum and preparing the technology infrastructure that will enable the adoption of this technology.

Our AI business is currently in its development stages and has generated no or nominal revenues. We intend to seek financing to implement our business plan which is more fully described below. During the first eighteen (18) months of operations, we intend to focus on developing our business in Mainland China, Taiwan and Hong Kong. If we are able to successfully raise United States Dollar Seven Million Dollars (US$7,000,000), we anticipate establishing up to ten AI Classrooms throughout Hong Kong and China within 24 months of receiving such funds. Thereafter, we hope to expand our reach to other markets across the Asia Pacific Region and potentially other overseas markets through strategic partnerships as well as internal marketing efforts.

Our Strategic Partners

We expect to distribute our products and services through a combination of strategic partnerships and internal marketing efforts. We are parties to a binding Memorandum of Understanding with Shenzhen Litang Electronics Company Limited (“Litang”) pursuant to which Litang agreed to market our products and services, recruit students, and operate our AI Classroom in China (the “Litang MOU”). The Litang MOU is terminable upon three months prior written notice by either party. The foregoing description of the Litang MOU is qualified in its entirety by reference to the Litang MOU which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference. While we hope to engage in discussions with additional potential strategic partners with distribution in Mainland China to distribute our AI classroom products and services, we expect to rely exclusively on Litang to oversee the marketing, distribution and operations of our AI Classrooms in China in the near future. There can be no assurance that Litang will be able to successfully perform under the terms of the Litang MOU. If Litang is unable to successfully penetrate the China market, our financial condition and business operations may be materially adversely affected.

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In addition to distribution through strategic partners, we also intend to promote our business across other countries in Asia Pacific via different marketing campaigns, seminars, promotion materials and roadshows to schools and education centers. We expect that we will need approximately United States Dollar One Million Dollars (US$1,000,000) to market to schools and other potential customers in Mainland China, Hong Kong and Taiwan during the next 18 months.

We are parties to an oral cooperation agreement with SenseTime to develop the AI Education market. Pursuant to the cooperation agreement, HKHL agreed to promote the SenseStudy products and services to schools, assist schools to develop AI Classrooms and provide AI curriculum.  SenseTime agreed to provide support for the solutions, technical guidance, teachers training and other services.  During the term of the cooperation, the parties (and HKHL's joint venture companies) can, in any project promotion in the AI education or related fields, use the phrase "AI Education Partner", and within the authorized scope, use the other party's product, technology, service or solution, and other materials.

We are in active discussions with several privately held companies specializing in the areas of Virtual Reality (VR), Augmented Reality (AR) and Facial Recognition (FR), etc., primarily covering Mainland China, Hong Kong and Taiwan regarding potential strategic partnerships for product development purposes. There can be no assurances, however, that we will be successful in establishing a strategic partnership, or that such partnership, once established, will be commercially successful.

Revenue Model and Financing Needs

We expect to derive our AI business revenue from: (i) subscription fees assessed on a per student basis from users of our AI Classroom; (ii) fees received in connection with the development, set-up and ongoing operation of AI Classrooms in public and private schools; and (iii) retail sales of our educations apps, software programs, and other products as they become available. We expect our core revenue to come primarily from subscription fees, followed by services fees received in connection with the set-up and ongoing maintenance and operation of the AI Classroom. We may from time to time derive revenue from retail sales of our apps, programs, comics and books, but do not anticipate focusing on this stream of revenue in the near future.

We view mainland China market as the key revenue driver for our AI Business, with the Hong Kong and Taiwan markets providing supplemental support. If we are not able to successfully penetrate the mainland China market, we believe that our ability to successfully develop a sustainable AI Business and compete in the AI Business industry in Asia will be materially adversely affected.

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We anticipate that we will need approximately United States Dollar One Million Dollars (US$1,000,000) to commence implementation of our AI Business and United States Dollar Seven Million Dollars (US$7,000,000) to fully develop our proposed business during the first 18 months. If we receive United States Dollar One Million Dollars (US$1,000,000), we expect to have sufficient funds to build out three AI Classrooms in mainland China with the funds allocated as follows:

Research and Development for simple facial recognition and statistical data analysis	US$0.3 Million
Set Up Costs	US$0.2 Million
Marketing Costs	US$0.2 Million
Working Capital	US$0.3 Million

If we receive the full United States Dollar Seven Million Dollars (US$7,000,000), we expect to have sufficient funds to build out up to ten AI Classrooms in mainland China with the funds allocated as follows:

Research and Development with universities and strategic partners for more complex facial recognition and behavior analysis and machine learning applications	US$3 Million
Set Up Costs	US$1 Million
Marketing Costs	US$1 Million
Working Capital	US$2 Million

Going Concern

We currently do not generate sufficient funds from operations to finance our AI business plan. Our auditors noted in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2019, that we experienced negative operating cash flows of US$666,993 for the year ended December 31, 2018, and as at December 31, 2018, we incurred an accumulated deficit of US$123,305 and working capital deficit of US$164,209. As such, our continuation as a going concern is dependent upon improving our profitability and the continuing financial support from our stockholders. Our sources of capital in the past have included the sale of equity securities, which include common stock sold in private transactions and public offerings, capital leases and short-term and long-term debts. While we believe that we will obtain external financing and the existing shareholders will continue to provide the additional cash to meet our obligations as they become due, there can be no assurance that we will be able to raise such additional capital resources on satisfactory terms. We believe that our current cash and other sources of liquidity discussed below are adequate to support general operations for at least the next 12 months. However, without the infusion of the United States Dollar One Million Dollars (US$1,000,000), we will not be able to implement our AI business plan in any significant manner.

Pricing determination

Pricing of our services is based on our operating costs, volume of product / service, fees charged by strategic partners and suppliers, market condition and competition. We also expect to participate in a profit-sharing arrangement with our strategic partners. Based on the above factors and conditions, we may evaluate and adjust our pricing from time to time.

In light of the competitive nature over the market and industry, we believe that our success will depend upon the reliability and quality of products and services provided and cost management. We expect to establish systems and operating procedures to achieve service standardization and quality control over our products and services. We expect to continuously monitor and seek to improve on a series of key service quality indicators (KPI) to maintain a competitive advantage in the market and industry.

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Marketing

We expect to rely on Litang, our strategic partner, to exclusively distribute our products to and operate our AI Classrooms based in mainland China. We intend to promote our business across other countries in Asia Pacific via different marketing campaigns, seminars, promotion materials and roadshows to schools and education centers. We expect that we will need approximately United States Dollar One Million Dollars (US$1,000,000) to market to schools and other potential customers in Mainland China, Hong Kong and Taiwan during the next 18 months.

Research and Development

We expect to engage in research and development to ensure our competitiveness in the Education sector, as well as maintaining our competitive advantage of our products and services. We expect our research and development activities to be conducted internally as well as in conjunction with strategic partners and or through outsourced vendors. We expect to fund our research and development costs through a combination of government funding or grants and working capital. At this time, we are still considering and determining the actual scope and size of our research and development budget and expect such budget to be in flux in the near future. If we successfully obtain United States Dollar One Million Dollars (US$1,000,000) in financing, we expect to engage in research and development with strategic partners on simple facial recognition and statistical data analysis. If we successfully obtain US$7 million in financing, we expect to engage in research and development with universities and strategic partners on matters relating to complex facial recognition and behavior analysis and machine learning applications.

INTELLECTUAL PROPERTY AND PATENTS

We expect to rely on patents, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our “Cosmos Robotor,” “AITeach” and Hong Kong Healthtech Limited brands and services. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results.

The laws of Hong Kong, China and our target countries may not protect our brand and services and intellectual property to the same extent as U.S. laws, if at all. We may be unable to fully protect our intellectual property rights in these countries. Further, companies in the internet, social media technology and other industries may own large numbers of patents, copyrights and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement or other violations of intellectual property rights.

We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. Initially, we expect that our revenue will be derived principally from our operations in Hong Kong and China where intellectual property protection may be more limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

We intend to register trademarks as a means of protecting the brand names of our companies and products. We intend protect our trademarks against infringement and also seek to register design protection where appropriate.

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We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

COMPETITION

We operate in a highly competitive and fragmented industry that is sensitive to price and service. We compete with leading education companies such as NetDragon, RYB Education (NYSE: RYB) and Sunlands Technology Group NYSE:STG), which may offer substantially the same or similar product offerings as us and or products and services that are competitive with certain of our products and services. We expect to differentiate ourselves by offering a wider range of products and service covering AI Education, Robot advisory, online games (1170 apps + curriculums), applications on VR, AR, FR & Big Data for student assessment, etc. We expect to compete based upon following:

•	Breadth of subscriber base and product differentiation;
•	New and disruptive technologies;
•	Local presence and understanding of local business trends; and
•	Strength and recognition of our brand.

Although we believe we compete favorably on the factors described above, many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, larger product and services offerings, larger customer base and greater brand recognition. These factors may allow our competitors to benefit from their existing customer or subscriber base with lower acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in customer requirements. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build a larger subscriber base or to monetize that subscriber base more effectively than us. Our competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services. There can be no assurance that we will be able to successfully compete in this landscape.

EMPLOYEES

As of June 30, 2019, our AI Business has the following employees:

Customer/Merchant Services Representative	1
Business Development	1
Information System Technology	1
Administration / Finance	2
Total	5

All of our employees are located in Hong Kong. None of our employees are members of a trade union. We believe that we maintain good relationships with our employees and have not experienced any strikes or shutdowns and have not been involved in any labor disputes.

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We are required to contribute to the MPF for all eligible employees in Hong Kong between the ages of eighteen and sixty-five. We are required to contribute a specified percentage of the participant’s income based on their ages and wage level. For the years ended December 31, 2018 and 2017, the MPF contributions by us were US$4,567 and US$7,701, respectively. We have not experienced any significant labor disputes or any difficulties in recruiting staff for our operations.

GOVERNMENT AND INDUSTRY REGULATIONS

We are subject to the general laws in Hong Kong and China governing businesses including labor, occupational safety and health, general corporations, intellectual property and other similar laws.

We believe that current government policies in Hong Kong and Mainland China will be favorable to support the growth of the use of AI in education.

Hong Kong:

1)	The Hong Kong government plans to spend HK$500 million to promote the "Secondary IT Innovation Laboratory" program in the next three academic years to provide HK$1 million to each subsidized secondary school for the purchase of IT equipment and professional services, and to organize more multi-related extracurricular activities such as artificial intelligence & big data.
2)	Recently The Education Bureau (EDB) of HKSAR has launched the Fourth Strategy on IT in Education in the 2015/16 school year and established WiFi campus for all public schools to facilitate e-learning through the use of mobile computer devices. A number of schools have adopted the “Bring Your Own Device” (BYOD) policy to further exploit the advantages of using mobile computer devices in learning. Students can now apply for a maximum of HK$4,000 in funding from the Government to purchase mobile device that supports learning needs.
3)	For the purpose of promoting Research and Development (R&D), the government has allocated resources with a commitment of over HK$10 billion in 2018, which focuses on four areas, namely biotechnology, artificial intelligence, smart city and Fintech.
4)	Government will deploy HK$500 million to implement the IT Innovation Lab in Secondary Schools Program in the coming three school years. Each secondary school benefiting will be granted HK$1 million to procure the necessary information technology (IT) equipment and professional services, and organize more relevant extra-curricular activities to deepen students' knowledge of cutting-edge IT, such as artificial intelligence, blockchain, cloud computing and big data.

Mainland China:

1)	On March 13, 2019, the Administration of Education stated that it will launch information literacy assessments for primary and secondary school students, promote the establishment of artificial intelligence related courses in primary and secondary schools and gradually promote programming education.
2)	Government will support Artificial Intelligence (AI) in various areas, including machine deep learning, Facial Recognition, Virtual Reality and Augmented Reality.
3)	In 2019, the Ministry of Education will hold the 2019 National Education Informatization Work Conference, organize the research on the path of intelligent education promotion, and compile the "China Intelligent Education Development Program".
4)	Government will promote the application of new technologies such as big data, virtual reality, and artificial intelligence in education and teaching (not only students must learn AI, but also apply new technologies such as AI in teacher teaching).

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Regulations Relating to Foreign Exchange

Foreign Currency Exchange

Pursuant to the Foreign Currency Administration Rules, as amended, and various regulations issued by the State Administration of Foreign Exchange, or SAFE, and other relevant PRC government authorities, Renminbi is freely convertible to the extent of current account items, such as trade related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, unless expressly exempted by laws and regulations, still require prior approval from SAFE or its provincial branch for conversion of Renminbi into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside of the PRC. Payments for transactions that take place within the PRC must be made in Renminbi. Foreign currency revenues received by PRC companies may be repatriated into China or retained outside of China in accordance with requirements and terms specified by SAFE.

Dividend Distribution

Wholly foreign-owned enterprises and Sino-foreign equity joint ventures in the PRC may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, these foreign-invested enterprises may not pay dividends unless they set aside at least 10 percent of their respective accumulated profits after tax each year, if any, to fund certain reserve funds, until such time as the accumulative amount of such fund reaches 50 percent of the enterprise’s registered capital. In addition, these companies also may allocate a portion of their after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends.

Regulations on loans to and direct investment in PRC entities by offshore holding companies

According to the Implementation Rules for the Provisional Regulations on Statistics and Supervision of Foreign Debt promulgated by SAFE on September 24, 1997 and the Interim Provisions on the Management of Foreign Debts promulgated by SAFE, the NDRC and the MOF and effective from March 1, 2003, loans by foreign companies to their subsidiaries in China, which accordingly are foreign-invested enterprises, are considered foreign debt, and such loans must be registered with the local branches of the SAFE. Under the provisions, the total amount of accumulated medium-term and long-term foreign debt and the balance of short-term debt borrowed by a foreign-invested enterprise is limited to the difference between the total investment and the registered capital of the foreign- invested enterprise.

On January 11, 2017, the People’s Bank of China promulgated the Circular of the People’s Bank of China on Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9, which took effect on the same date. The PBOC Circular 9 established a capital or net assets-based constraint mechanism for cross-border financings. Under such mechanism, a company may carry out cross-border financings in Renminbi or foreign currencies at their own discretion. The total cross-border financings of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit is calculated as capital or assets multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter.

In addition, according to PBOC Circular 9, as of the date of the promulgation of PBOC Circular 9, a transition period of one year is set for foreign-invested enterprises and during such transition period, foreign-invested enterprises may apply either the current cross-border financing management mode, namely the mode provided by Implementation Rules for the Provisional Regulations on Statistics and Supervision of Foreign Debt and the Interim Provisions on the Management of Foreign Debts, or the mode in this PBOC Circular 9 at its sole discretion. After the end of the transition period, the cross-border financing management mode for foreign-invested enterprises will be determined by the People’s Bank of China and SAFE after assessment based on the overall implementation of this PBOC Circular 9.

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According to applicable PRC regulations on foreign-invested enterprises, the foreign exchange capital of foreign-invested enterprises shall be subject to the Discretional Foreign Exchange Settlement. The term “Discretional Foreign Exchange Settlement” refers to the foreign exchange capital in the capital account of a foreign-invested enterprise for which the rights and interests of monetary contribution has been confirmed by the local foreign exchange bureau (or the book-entry registration of monetary contribution by the banks) can be settled at the banks based on the actual operational needs of the foreign-invested enterprise. The proportion of Discretional Foreign Exchange Settlement of the foreign exchange capital of a foreign-invested enterprise is temporarily determined as 100%. The Renminbi converted from the foreign exchange capital will be kept in a designated account and if a foreign-invested enterprise needs to make further payment from such account, it still needs to provide supporting documents and go through the review process with the banks.

Regulations Relating to Employee Stock Incentive Plan of Overseas Publicly-Listed Company

Pursuant to the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, or Circular 7, issued by the SAFE in February 2012, employees, directors, supervisors and other senior management participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non-PRC citizens residing in China for a continuous period of not less than one year, subject to a few exceptions, are required to register with the SAFE through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain other procedures. If we fail to complete the SAFE registrations, such failure may subject us to fines and legal sanctions and may also limit our ability to contribute additional capital into our wholly foreign-owned subsidiary in China and limit such subsidiary’s ability to distribute dividends to us.

In addition, the State Administration for Taxation has issued certain circulars concerning employee share options or restricted shares. Under these circulars, the employees working in the PRC who exercise share options or are granted restricted shares will be subject to PRC individual income tax. The PRC subsidiaries of such overseas listed company have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If the employees fail to pay or the PRC subsidiaries fail to withhold their income taxes according to relevant laws and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities or other PRC government authorities.

Seasonality.

The education industry is seasonal, with the year divided into academic and summer sessions. We believe the seasonality effect on our business will be mitigated by our plan of offering products and services during both sessions.

Insurance.

We maintain certain insurance in accordance customary industry practices in Hong Kong. Under Hong Kong law it is a requirement that all employers in the city must purchase Employee's Compensation Insurance to cover their liability in the event that their staff suffers an injury or illness during the normal course of their work. We maintain Employee’s Compensation Insurance, vehicle insurance and third party risks insurance for the business purposes.

Near-Term Requirements For Additional Capital

As stated above, we believe that we will require approximately United States Dollar Seven Million Dollars (US$7,000,000) over the next 18 months to implement our business plan of expanding throughout Hong Kong, China and Taiwan. For the immediate future, we intend to finance our AI business through loans from existing shareholders, financial institutions and or private placements of our securities.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward looking statements.

Risks Relating to our AI Business

Our AI education revenue model depends upon developing a subscriber base of users, including teachers, parents and students. If we fail to reach a critical mass of student subscribers, our net revenues may decline, and we may not be able to implement our business plan.

We expect to generate revenue primarily from the fees we collect from our users. It is critical for us to enroll subscribers in a cost-effective manner. Some of the factors, many of which are largely beyond our control, could prevent us from successfully increasing subscriptions in a cost-effective manner, or at all. These factors include, among other things, (i) reduced interest in the products and services we offer; (ii) negative publicity or perceptions regarding us, or electronic education services in general; (iii) the emergence of alternative technologies not offered by us; (iv) the inability of subscribers to pay the fees; (v) increasing market competition, particularly price reductions by competitors that we are unable or unwilling to match; and (vi) adverse changes in relevant government policies or general economic conditions. If one or more of these factors reduce market demand for our services, our subscriber base could be negatively affected or our costs associated with student acquisition and retention could increase, or both, any of which could materially affect our ability to grow our gross billings and net revenues. These developments could also harm our brand and reputation, which would negatively impact our ability to establish or expand our business.

Our AI business and growth will be highly dependent on the development of AI Education and Robot Advisory industries in China, and to a lesser extent, Hong Kong and other Asia countries.

Mainland China is a key driver of revenues and growth in our business plan. Our business plan assumes that we will be able to successfully develop our AI business in mainland China. The evolution of the AI Education and Robot Advisors is affected by a number of factors, most of which are beyond our control. These factors include:

(1)	Penetration and usage by schools, teachers, parents and students, as well as government support over AI Education and Robot Advisory, in related to its related products and service;
(2)	The availability, reliability and security of AI Education and Robot advisory platforms;
(3)	The growth of broadband and advanced technology, including mobile internet and 5G;
(4)	The emergence of alternative business models that better suits or becomes a substitute which suits the needs of consumers in the countries we serve; and
(5)	Changes in laws and regulations, as well as government policies that govern the AI Education and Robot Advisory industry.

If the AI Education and Robot Advisory industries fail to develop as anticipated in China, our ability to grow our AI business may be materially and adversely affected.

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We are dependent on one key strategic partner for successfully implementing our AI Business plan in mainland China.

We are dependent on Litang, our strategic partner, to exclusively open and service the AI Education market in mainland China. While we are in discussions with other potential strategic partners, there can be no assurance that we will be able to obtain another strategic partner for the China market. There can be no assurance that Litang will be able to perform at the anticipated levels, if at all. If Litang is not able to successfully exploit the AI education market in mainland China, our financial condition and results of operations may be materially adversely affected.

The success of our AI Business depends on the continuing efforts of our senior management team and other key personnel.

It is important for us to have the continuing services of our senior management team, in particular, Miky Y.C. WAN, our executive director and chairman of the board of directors, Kwai Yau Tony HO, our co-founder and executive director. If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to find their replacements successfully, and our business may be disrupted. Competition for experienced management personnel in the private education industry is intense with a small pool of qualified candidates, and we may not be able to retain services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future. In addition, if any member of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may lose teachers, students and staff members. Each of our executive officers and key employees is subject to the duty of confidentiality and non-competition restrictions. However, if any disputes arise between any of our senior executives or key personnel and us, it may be difficult to successfully pursue legal actions against these individuals because of the uncertainties of China’s legal system.

We hope to grow rapidly and expect to invest in our growth for the foreseeable future. If we fail to manage this growth effectively, the success of our business model will be compromised.

We anticipate rapid growth in gross billings and net revenues upon the commencement of our AI Education business segment, which growth is expected to be driven primarily by the growth of our subscriber base. Rapid growth may place a significant strain on our sales and marketing capacities, administrative and operating infrastructure, facilities and other resources. To manage our anticipated our growth, we may need to continue to acquire more students, scale up our product and service offerings, as well as strengthen our platforms and systems. We will also be required to refine our operational, financial and management controls and reporting systems and procedures. If we fail to efficiently manage the establishment and future expansion of our business, our costs and expenses may increase more than we plan and we may not successfully attract a sufficient number of subscribers and strategic partners in a cost-effective manner, respond to competitive challenges, or otherwise execute our business plans. In addition, we may, as part of carrying out our growth strategies, adopt new initiatives to offer additional educational content and to implement new pricing models and strategies. We cannot assure you that these initiatives may achieve the anticipated results. These proposed changes may not be well received by our existing and prospective users, in which case their experience with our education services may suffer, which could damage our reputation and business prospects.

Our ability to effectively implement our strategies and manage any significant growth of our business will depend on a number of factors, including our ability to: (i) identify and effectively market our products and services in new markets with sufficient growth potential; (ii) develop and improve service and product offerings to make them appealing to our users; (iii) maintain and increase our subscriber base; (iv) effectively recruit, train and motivate a large number of new employees, including sales and marketing personnel; (v) successfully implement enhancements and improvements to the systems and platforms; (vi) continue to improve our operational, financial and management controls and efficiencies; (vii) protect and further develop our intellectual property rights; and (viii) make sound business decisions in light of the scrutiny associated with operating as a public company. These activities require significant capital expenditures and investment of valuable management and financial resources, and our growth will continue to place significant demands on our management. There are no guarantees that we will be able to effectively manage any future growth in an efficient, cost-effective and timely manner, or at all. If we do not effectively manage the growth of our business and operations, our reputation, results of operations and overall business and prospects could be negatively impacted.

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We expect to rely heavily on information and technology to operate our existing and future AI Education and Robot Advisory products and services, and any cybersecurity incident or other disruption to our AI and Technology infrastructure could result in the loss of critical confidential information or adversely impact our reputation, business or results of operations.

Our ability to attract and retain customers and to compete effectively depends in part upon the satisfactory performance and reliability of our technology network, including the ability to provide features of service that are important to our customers and to protect our confidential business information and the information provided by our customers. We also rely on our technology to maintain and process various operating and financial data that are essential to the day-to-day operation of our business (i.e. AI Classroom) and formulation of our development strategies. Our business operations and growth prospects depend on our ability to maintain and make timely and cost-effective enhancements and upgrades to our technology system and to introduce innovative additions that can meet changing operational needs in future. Therefore, we expect to continue to invest in advanced information technology, which includes but not limited to VR, AR, FR and any equipment to enhance operational efficiency and reliability as we grow. Accordingly, any errors, defects, disruptions or other performance problems with our IT infrastructure could damage our reputation, decrease user satisfaction and retention, adversely impact our ability to attract new users and expand our service and product offerings, and materially disrupt our operations. If any of these occur, our business operations, reputation and prospects could be harmed.

If our security measures are breached or fail and result in unauthorized disclosure of data by our employees or our third-party agents, we could lose existing subscribers, fail to attract new subscribers and be exposed to protracted and costly litigation.

Maintaining platform security is of critical importance to our subscribers because the platform stores and transmits proprietary and confidential information, which may include sensitive personally identifiable information that may be subject to stringent legal and regulatory obligations. As an electronic education service provider, we face an increasing number of threats to our IT infrastructure, including unauthorized activity and access by our employees or third-party agents, system viruses, worms, malicious code and organized cyber attacks, which could breach our security and disrupt our business. We hope to introduce data security and confidentiality protocols into the cooperation agreements we enter into with third-party sales agents with whom we share prospective subscribers’ contact information. As we expand, we hope to invest in improving our technology security initiatives, information technology risk management and disaster recovery plans to prevent unauthorized access of confidential or sensitive personal information by our employees and third-party sales agents in the process of engaging prospective subscribers.

These measures, however, may not be as effective as we anticipate. In addition, there is no assurance that our third-party sales agents will comply with contractual and legal requirements with respect to data privacy when they collect data from our prospective students. If our security measures are breached or fail as a result of third-party action, employee error, malfeasance or otherwise, we could be subject to liability or our business could be interrupted, potentially over an extended period of time. Any or all of these issues could harm our reputation, adversely affect our ability to attract and enroll prospective subscribers, cause prospective subscribers not to enroll or stay enrolled, or subject us to third-party lawsuits, regulatory fines or other action or liability. Further, any reputational damage resulting from breach of our security measures could create distrust of our company by prospective subscribers or investors. We may be required to expend significant additional resources to protect against the threat of these disruptions and security breaches or to alleviate problems caused by such disruptions or breaches.

Privacy concerns could limit our ability to collect and leverage our user data and disclosure of user data could adversely impact our business and reputation.

In the ordinary course of our business and in particular in connection with conducting sales and marketing activities with our existing and prospective subscribers as well as the utilization of our AI-powered platform programs, we collect and utilize data supplied by our users. We currently face certain legal obligations regarding the manner in which we treat such information. Increased regulation of data utilization practices, including self-regulation or findings under existing laws that limit our ability to collect, transfer and use data, could have an adverse effect on our business. In addition, if we were to disclose data about our users in a manner that was objectionable to them, our business reputation could be adversely affected, and we could face potential legal claims that could impact our operating results.

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Internationally, we may become subject to additional and/or more stringent legal obligations concerning our treatment of customer and other personal information, such as laws regarding data localization and/or restrictions on data export. Failure to comply with these obligations could subject us to liability, and to the extent that we need to alter our business model or practices to adapt to these obligations, we could incur additional expenses.

We may be adversely affected by any negative publicity concerning us and our business, shareholders, affiliates, directors, officers and employees and the industry in which we operate, regardless of its accuracy, that could harm our reputation and business.

Negative publicity about us and our business, products, shareholders, affiliates, directors, officers, and other employees, as well as the industry in which we operate, can harm our operations. Potential negative publicity maybe related to a wide variety of matters, including, but are not limited to:

•	alleged misconduct or other improper activities committed by our students or our directors, officers, and teachers and other employees, including misrepresentation made by our employees to potential subscribers during sales and marketing activities;

•	false or malicious allegations or rumors about us or our directors, shareholders, affiliates, officers, and other employees;

•	complaints by our subscribers about our education products services and sales and marketing activities;

•	security breaches of confidential student or employee information;

•	employment-related claims relating to alleged employment discrimination, wage and hour violations; and

•	governmental and regulatory investigations or penalties resulting from our failure to comply with applicable laws and regulations.

In addition to traditional media, there has been an increasing use of social media platforms and similar devices in China, including instant messaging applications, such as Weixin/WeChat, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on instant messaging applications and social media platforms is virtually immediate as is its impact without affording us an opportunity for redress or correction. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning our company, shareholders, directors, officers and employees may be posted on such platforms at any time. The risks associated with any such negative publicity or incorrect information cannot be completely eliminated or mitigated and may materially harm our reputation, business, financial condition and results of operations.

We face risks associated with uncertainties surrounding PRC laws and regulations governing the education industry in general, including the Law for Promoting Private Education and its Implementation Rules.

Pursuant to the Administrative Regulations on Educational Websites and Online and Distance Education Schools promulgated by the Ministry of Education of the PRC, or the MOE, on July 5, 2000, “educational websites and online education schools” that provide educational services in relation to higher education, elementary education, pre-school education, teaching education, occupational education, adult and other education and public educational information services, are subject to approval from competent education authorities, depending on the type of education service provided. In February 2016, the State Council issued a government decision which explicitly withdrew the above-mentioned approval requirement. On November 7, 2016, China’s National People’s Congress passed an amendment to the Promotion of Private Education Law, or the Amendment, which became effective on September 1, 2017. The Amendment applies different regulatory requirements to non-profit and for-profit private schools.

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In December 2016, several PRC government agencies, including the MOE, the State Administration for Industry and Commerce, or the SAIC, and the Ministry of Human Resources and Social Welfare, jointly promulgated the Implementation Rules on the Supervision and Administration of For-profit Private Schools, or the Implementation Rules. Under the Implementation Rules, the establishment, division, merger or any other material change in a for-profit private school shall be approved by the competent education authorities or the authorities in charge of labor and social welfare and be registered with the competent local branch of SAIC, and a duly approved private school will be granted a private school operating permit. The Implementation Rules also provide that the provisions contained therein should be applicable to “for-profit private training institutions” in an analogous manner.

As of the date of this current report, we have not received any notice of warning or been subject to any penalties or disciplinary action from government authorities due to our lack of a private school operating permit for our electronic education services. Nonetheless, the current PRC laws and regulations, including the Amendment and the Implementation Rules, remain unclear as to whether the requirement for a private school operating permit is applicable to an electronic education service provider. We cannot assure you that the PRC government will not in the future require us to obtain a private school operating permit, given the lack of clear and consistent statutory interpretation regarding the implementation of the Amendment and the Implementation Rules and other relevant laws and regulations. If the PRC government requires us to obtain a private school operating permit or introduces additional amendments and guidelines to expand the coverage of the Amendment to explicitly cover electronic education service providers, and if we fail to do so, we may be subject to fines up to five times the illegitimate gains generated from the provision of training services without a proper license, other administrative sanctions, such as being ordered to refund payments to users, or criminal liabilities, for our lack of a private school operating permit. In addition, uncertainties exist as new laws and regulations, including without limitation the for review draft of Implementation Rules of the Promotion of Private Education Law, or the draft Implementation Rules, published by the Ministry of Justice in August, 2018, may require online education service providers to obtain private school operating permit or make filing with its competent provincial department of education or department of human resources and social security. It is uncertain when the draft would be signed into law and whether the final version would have any substantial changes from the draft. If enacted as the draft, we may be unable to obtain the private school operating permit or complete the required filing in a prompt manner or incur additional costs in complying with relevant requirements, which may adversely affect our business, financial conditions and results of operations. We may also be subject to regulatory requirements that are more stringent than the ones currently applicable to us, including those relating to sales and marketing, courses and educational content offerings, teachers’ qualification, as well as tuition fee rates and tuition refund policies, or laws and regulations that require us to obtain and maintain additional licenses and permits, and we may incur substantial expenses or alter or change our business to comply with these requirements. If any of the foregoing were to happen, our business operations may be disrupted, and our financial condition, results of operations and reputation may be materially and adversely affected.

We face regulatory risks and uncertainties with respect to the licensing requirement for the online transmission of internet audio-visual programs.

On December 20, 2007, the National Radio and Television Administration fka known as the State Administration of Press Publication Radio Film and Television, or SAPPRFT, and the Ministry of Industry and Information Technology, or the MIIT, jointly promulgated the Administrative Provisions on Internet Audio Visual Program Services, or the Audio Visual Program Provisions, which became effective on January 31, 2008 and were amended on August 28, 2015. Among other things, the Audio Visual Program Provisions stipulate that no entities or individuals may provide Internet audio-visual program services without a License for Online Transmission of Audio-Visual Programs issued by SAPPRFT or completing the relevant filing with SAPPRFT or its local bureaus, and only state-owned or state-controlled entities are eligible to apply for a License for Online Transmission of Audio Visual Programs. On April 1, 2010, SAPPRFT promulgated the Provisional Implementations of Tentative Categories of Internet Audio Visual Program Services, or the Categories, which clarified the scope of Internet audio-visual programs services, which was amended on March 10, 2017. According to the Categories, there are four categories of Internet audio-visual program services which are further divided into seventeen sub-categories. Sub-category No. 3 to the second category covers the making and editing of certain specialized audio-visual programs concerning, among other things, educational content, and broadcasting such content to the general public online. Sub-category No. 5 of the first category and sub-category No. 7 of the second category cover the live broadcasting of important political, martial, economic, social, cultural, sports activities or events or general social or community cultural activities, sports games and other organized activities. However, there are still significant uncertainties relating to the interpretation and implementation of the Audio Visual Program Provisions, in particular, the scope of “internet audio-visual programs.” See “Regulations Relating to Online Transmission of Audio-Visual Programs.”

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We plan to deliver our courses in live streaming format. Our teachers and students communicate and interact live with each other via our virtual learning community. The audio and video data will likely be transmitted through the platforms between specific recipients instantly without any further redaction. We believe the nature of the raw data we transmit will distinguish us from general providers of internet audio-visual program services, such as the operator of online video websites, and the provision of the Audio-Visual Program Provisions are not applicable with regard to our offering of the courses. However, we cannot assure you that the competent PRC government authorities will not ultimately take a view contrary to our opinion. In addition, we also plan to offer video recordings of live streaming courses and certain other audio-video contents on our electronic platforms to our students as supplementary course materials on our platforms. If the government authorities determine that our offering of the courses fall within the relevant category of Internet audio-visual program services under the Categories, we may be required to obtain the License for Online Transmission of Audio Visual Programs.

The Categories describe “Internet audio-visual program services” in a very broad, vague manner and are unclear as to whether electronic courses, whether delivered in a live streaming format or through video recordings, fall into the definition of audio-visual programs. We have made inquiries to the relevant bureaus of SAPPRFT and were informed that online educational content provided through live streaming or recorded courses does not fall within the scope of internet audio-visual programs, the transmission of which does not require a License for Online Transmission of Audio-Visual Programs. We cannot assure you that the PRC government will not ultimately take a view that live streaming or recorded courses or any other content offered on our platforms are subject to the Audio Visual Program Provisions. We currently do not hold a License for Online Transmission of Audio Visual Programs, and since we are not a state-owned or state-controlled entity, we are not eligible to apply for such license. If the PRC government determines that our content should be considered as “internet audio- visual programs” for the purpose of the Audio-Visual Program Provisions, we may be required to obtain a License for Online Transmission of Audio Visual Programs. We are, however, not eligible apply for such license since we are not a state-owned or state-controlled entity. If this were to occur, we may be subject to penalties, fines, legal sanctions or an order to suspend the provision of our live streaming courses. As of the date of this annual report, we have not received any notice of warning or been subject to penalties or other disciplinary action from the relevant governmental authorities regarding the lack of a License for Online Transmission of Audio Visual Programs in conducting of our business.

Our failure to obtain and maintain other approvals, licenses or permits applicable to our business could have a material adverse impact on our business, financial conditions and results of operations.

A number of PRC regulatory authorities, such as the SAIC, the Cyberspace Administration of China, the MITT, the National Radio and Television Administration, and the State Council Information Office, the Ministry of Civil Affairs, and the Ministry of Human Resources and Social Welfare, oversee different aspects of our business operations. We may be required in the future to obtain additional government approvals, licenses and permits in connection with our operations.

By way of example, depending upon regulatory interpretation, under the current PRC laws and regulations, the provision of our educational content through our electronic platform may be considered “online publishing” and may require us to obtain an Internet Publishing License, which we currently do not have.

As of the date of this current report, we have not have not received any notice of warning or been subject to penalties or other disciplinary action from the relevant governmental authorities regarding the lack of any the above-mentioned approvals, licenses or permits. However, we cannot guarantee that the government authorities will not impose any penalties or sanctions on us in the future, which may include warnings, fines, mandates to remedy any violations, confiscation of the gains derived from the services for which approvals, licenses or permits are required, and/or an order to cease to provide such services. In addition, we cannot guarantee that the government will not promulgate new laws and regulations that require additional licenses, permits and/or approvals for the operation of any of our existing or future business. If we are unable to obtain such licenses, permits, or approvals in a timely fashion, we could be subject to penalties and operational disruption and our financial condition and results of operations could be adversely affected.

We face intense competition which could adversely affect our results of operations and market share.

We operate in a highly competitive and fragmented industry that is sensitive to price, content (i.e. curriculum) and quality of service. Some of our competitors may have more financial resources, longer operating histories, larger customer bases and greater brand recognition than we do, or they are controlled or subsidized by foreign governments, which enables them to raise capital and enter into strategic relationships more easily. We also compete with leading domestic supplier companies based on a number of factors including business model, operational capabilities, cost control and service quality, as well as in-house delivery capabilities to serve their logistics needs and compete with us.

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We are also subject to other risks and uncertainties that affect many other businesses, include but not limited to:

(1)	Increasing costs, the volatility of costs and funding requirements and other legal mandates for employee benefits, especially pension and healthcare benefits;
(2)	The increasing costs of compliance with federal, state and foreign governmental agency mandates;
(3)	Any impacts on our business resulting from new domestic and international government laws and regulation;
(4)	Market conditions in the AI Education and Robot Advisory industry or the economy as a whole;
(5)	Market acceptance of our new service and growth initiatives;
(6)	Announcements of the introduction of new products and services by our competitors;
(7)	The impact of technology developments on our operations and on demand for our products and services;
(8)	Developments concerning current or future strategic collaborations;
(9)	Widespread outbreak of an illness or any other communicable disease, or any other public health crisis.

If we are unable to respond to these changing market conditions, our business and financial results may be materially affected.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

We expect to derive most of our AI related revenues from China based users. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

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In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the annual report based on foreign laws.

We expect a majority of our AI business revenue to be derived from China. In addition, all or a substantial portion of the assets of the company and executive officers and directors are located outside the United States. As a result, it may be difficult for our stockholders to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of PRC would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in the PRC against us or such persons predicated upon the securities laws of the United States or any state thereof.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, when we convert our U.S. dollars denominated funds into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. In addition, appreciation or depreciation in the value of the Renminbi relative to U.S. dollars would affect our financial results reported in U.S. dollar terms regardless of any underlying change in our business or results of operations.

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Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited, and we may not be able to adequately hedge our exposure, or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We expect to receive substantially all of our AI related revenues in Renminbi. Under our current corporate structure, our holding company will primarily rely on dividend payments from our local entities in the future to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of the SAFE, cash generated from the operations of our local entities in China in the future may be used to pay dividends to our company. However, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our local entities in the future to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. In light of the flood of capital outflows of China, the PRC government may from time to time impose more restrictive foreign exchange policies and step up scrutiny of major outbound capital movement. More restrictions and substantial vetting process may be required by the SAFE or other government authorities to regulate cross-border transactions falling under the capital account. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, issued by the State Council in 2008, were triggered. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be examined by the MOFCOM before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition.

We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions and limit the scope and amount of our acquisition, which could affect our ability to expand our business or maintain our market share.

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PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners to liability or penalties, limit our ability to inject capital into our local entities in the future, limit the ability of our local entities in the future to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with local branches of SAFE. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of the SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of the SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contribution into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of the SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of the SAFE.

We currently do not have substantial PRC shareholders. We are not aware that any of our substantial shareholders are subject to the SAFE regulations, which might require them to complete all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. We cannot assure you, however, that all of these individuals will make or continue to make required filings or updates on a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such individuals to comply with the SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant governmental authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

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Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans of an overseas listed company may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas listed company, subject to a few exceptions, are required to register with the SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We may issue stock options, restricted stock or other incentive compensation in the future to our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year. The failure of such persons to complete the SAFE registrations may subject them to fines of up to RMB300,000 for entities and up to RMB50,000 for individuals, and legal sanctions. See “Regulations Relating to Employee Stock Incentive Plan of Overseas Publicly-Listed Company.”

The State Administration of Taxation, or SAT, has issued certain circulars concerning employee share options and restricted shares. Under these circulars, our employees working in China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities. See “Regulations Relating to Employee Stock Incentive Plan of Overseas Publicly-Listed Company.”

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe we are not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we will be subject to PRC enterprise income tax on our worldwide income at the rate of 25%. Furthermore, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of common stock, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders and any gain realized on the transfer of common stock by such shareholders may be subject to PRC tax at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

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We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving transfer of other taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Nonresident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax. Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

PROPERTIES

Our corporate and executive office is located at Rooms 1705-6, 17th Floor, Tai Yau Building, No. 181 Johnston Road, Wanchai, Hong Kong, telephone number +852 3643 1111. Our Hong Kong logistics operations hub is located at 2/F and Roof, 52 Chan Uk Po, Sheung Shui, New Territories, Hong Kong. Both of these locations are provided to us on a rent-free basis from our executive officers. We believe that our existing facilities are adequate to meet our current requirements. We do not own any real property.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of March 18, 2019, for: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

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Except as indicated in footnotes to this table, we believe that the stockholders named in this table will have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Cosmos Group Holdings, Inc., Rooms 1705-6, 17th Floor, Tai Yau Building, No. 181 Johnston Road, Wanchai, Hong Kong.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Common Equity (1)

Kwai Yau Tony HO	0	-%
Chio Meng LEUNG	0	-%
Miky Y.C. WAN (3)	7,684,350	26.68%
Connie Y.M. KWOK	52,657	0.25%

All executive officers and directors as a Group (7 persons)	24,931,105	86.63%

5% or Greater Stockholders:
Koon Wing CHEUNG (2)	8,811,854	30.60%
Asia Cosmos Group Limited (3)	7,684,350	26.68%
Wing Lok Jonathan SO (4)	6,232,951	21.64%
Syndicate Capital (Asia) Limited (4)	2,149,293	7.46%

(1)	Applicable percentage ownership is based on 28,800,531 shares of common stock outstanding as of July 19, 2019, together with securities exercisable or convertible into shares of common stock within 60 days of July 19, 2019. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of July 19, 2019, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Koon Wing Cheung resigned from his position as our Chief Executive Officer effective May 20, 2019.
(3)	Miky Wan, our President, Interim Chief Financial Officer and director owns 100% of Asia Cosmos Group Limited which directly own 5,749,986 shares of our common stock. As a result, Ms. Wan is deemed to beneficially own shares held by Asia Cosmos Group Limited.
(4)	Tze Wai Albert YIP and Wing Lok Jonathan SO were appointed to serve as our Chief Financial Officer and Chief Strategy Officer, respectively, July 19, 2019. Their shares are subject to clawback provision set forth in their respective Employment Agreements. The terms of their Employment Agreements are more fully described in the section entitled Compensation of Executive Officers and Consultants.

Tze Wai Albert YIP is the sole shareholder, executive officer and director of Syndicate Capital (Asia) Limited. As a result, Mr. YIP is deemed to beneficially own shares held by Syndicate Capital (Asia) Limited.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below are the present directors, director nominees and executive officers of the Company. There are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Position
Miky Y.C. WAN	48	Chief Executive Officer, President and Director
Connie Y.M. KWOK	47	Secretary, Director
Chio Meng LEUNG	51	Independent Director
Kwai Yau Tony HO	52	Director
Tze Wai Albert YIP	54	Chief Financial Officer
Wing Lok Jonathan SO	54	Chief Strategy Officer
Kai Chi WONG	47	Chief Operating Officer

Miky Y.C. WAN, age 48, joined us as our President, Chief Executive Officer and Director on February 19, 2016. She was appointed to serve as our interim Chief Financial Officer on September 27, 2016, our Chief Operating Officer on July 15, 2018. Ms. Wan also served as our Chief Executive Officer from February 19, 2016 to May 12, 2017, and effective May 20, 2019, was appointed again to serve as our Chief Executive Officer. Ms. Wan is the Chief Executive officer and founder of Asia Cosmos Group. She has more than 20 years’ experience in the financial services industry with managerial and strategic responsibilities in private banks, retail banks, and insurance companies. She specializes in establishing international strategic alliances and operational chains in Asia, Europe and America to provide cross jurisdictional services to clients. She is dedicated to establishing and maintaining a team of professionals with talents ranging from financial planning, asset management, financial engineering, corporate finance, mergers and acquisitions and project management. Apart from the professional experience in financial industry, Ms. Wan is enthusiastic in children and education service. She was a parents committee member of an Non-profit making organization which is a Hong Kong based leading children education and rehabilitation organization. In 2003, she was a volunteer committee member of a Hong Kong local school to serve the students. In 2010, she developed an exclusive Financial Quotient program for youngsters and got many supports from some large International Corporations. As her belief in children are the pillars of society, Ms. Wan marks her vision on the education and the technology industries for next generation.

Connie Y.M. KWOK, age 47, joined our Board of Directors on February 19, 2016. She was appointed to serve as our Secretary on September 27, 2016. Ms. Kwok has served as the Financial Controller of Cosmos Links International Holding Limited since 2015. From 2009 to 2015, she was the Assistant Finance Manager at Walton International Group Limited. From 2008 to 2009, Ms. Kwok served as the Executive Secretary to the Chief Executive Officer of Civet Investment Company (Hong Kong) Limited. She served as the Secretary to the Corporate Chief Financial Officer of the Lane Crawford Joyce Group Limited from 2006 to 2008. Ms. Kwok also served as a Secretary of the San Kin Yip Holdings Company Limited from 1997 to 2005. From 1993 to 1997, she was the Assistant Accountant to the Sino Group-Sino Administration Services Limited. Ms. Kwok received her Bachelor of Financial Services from Edinburgh Napier University in Scotland and is a student member of the Hong Kong Institute of Certified Public Accountants. Ms. Kwok brings to our board her deep financial knowledge and experience.

Chio Meng LEUNG, age 51, joined as our Independent Director on January 14, 2019. He is the authorized commercial representative of the city state of Monobamba in the province of Junin, Peru, and is responsible for promoting the development of Peruvian mining and agriculture in China. Since 2017, he has served as the Director of Cooperativa Agraria Cafelatera de Valle Incariado, a coffee and agriculture trade cooperative based in Peru. Mr. Leung has served as the General Manager of Enar Mining S.A.C., a mining, building, import and export company, since April 14, 2015. From 2010 to 2012, Mr. Leung worked with Andino Health Food Ltd., where he was responsible all business operations. From 2005 to 2006, he served as the manager of CITS Hong Kong Ltd., a state enterprise travel company in Hong Kong and Macao. From 2004-2005, Mr. Leung was responsible for the operations of China-Philippine Investment Ltd. and was authorized by the former Prime Minister Yehude Simon Munaro of Peru to serve as a business commissioner to promote the resources of the Northern Province of Peru. Mr. Leung obtained his Bachelor of Arts in Business Administration from Canton College (China) in 1993. Mr. Leung brings to the Board of Directors his business insight, knowledge and experience in the mining and agricultural industries.

Kwai Yau Tony HO, age 52, joined our Board of Directors on November 1, 2017. He has served as the director of Xin Tai Asset Management Co., Ltd, a professional leasing and financing company, since 2015. Concurrently, he as also served as the CEO of Hong Kong Caspian Sea International Trading company which focused on trade in Eastern Europe and trade financing. In 2011, Mr. Ho founded and served as the executive director of Huiying Development Limited, a wine trading business focused on the Europe and China trade. This business was sold in 2015. Mr. Ho brings to our board his extensive experience in the leasing industry and knowledge of and experience with the European markets.

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Tze Wai Albert YIP, age 54, joined us as the Chief Financial Officer on July 19, 2019. He has over 30 years of experience leading internal audit, compliance, risks management, finance and regulatory teams in multi-national firms. Mr. Yip was appointed as CFO, CAE and other SMT members across United States and Asia Pacific by various market leaders of financial sector. Mr. Yip has served as the Chairman of Syndicate Capital (Asia) Limited since January 2019. Prior to that, he was the Senior Vice President and Asia Pacific Regional Head of Corporate Audit of State Street Corporation from 2015 to 2018. Mr. Yip was also appointed as the Head of Asia Audit in Manulife Financial from 2004 to 2015. He received the MSc (Information System) from the Hong Kong Polytechnic University and Bachelor of Arts (Honorary) Degree in Accountancy from City University of Hong Kong. For his professional qualification, he holds FCPA (Aust.), CRMA, FCMA and Forensic CPA designations. Mr. Yip is the Governor and Chairman of Professional Development Committee of IIA Hong Kong and the 2016-2018 Chairman of the Financial Services Committee of CPA Australia, Greater China. For Mr. Yip’s achievement in the education sector, he was the first honoree in Asia to receive the WACE Award, for his achievement and contribution to university student career development in Hong Kong and overseas. He is also appointed as the Hon. Chief Strategic Director of iCare Edutainment, which is an IT social enterprise that won the 2019 HKICT Gold Award - Smart Education & Learning. Mr. Yip brings to the Company his extensive financial, corporate governance and business experience.

Wing Lok Jonathan SO, age 54, joined us as the Chief Strategy Officer on July 19, 2019. Mr. Jonathan SO is the founder of the brand “Pleasant Goat and Big Big Wolf” (PGBBW), and the Chairman/CEO of Yong Le Innovative Education (HK) Limited. PGBBW is a cartoon series comprise of more than 1800 TV episodes. And 7 movies produced and 5 of them were in Top 10 movie box offices that year. In the year 2009, his first full-length animated movie feature – PGBBW: The Super Adventure was successfully launched and premised with record breaking revenues in the PRC. Mr. So provides creativity and setting direction to the company’s financial and business management. Mr. So has more than 26 years of experience in international business development in children related fields. He is also well versed in intellectual property laws and regulation in both United States and China has successfully placed into the Chinese market numerous highly sought after licensed consumer goods and products. His own recognizable characters from Pleasant Goat and Big Big Wolf can be seen on clothing, school supplies, F & B, toys, and other countless consumer products. These licensed characters can also be seen on various published formats and media such as comic books, novels, soundtracks and DVDs. Mr. So is also a writer of educational and recreational children’s books in China. His comic book has been sold over 80 Million copies. He and his team also developed series of Learning Apps covering different categories such as reading, interactive learning, games, and assessment tool with a view to enhancing students’ interest in learning and their learning effectiveness. Mr. So brings to the Company his deep experience in the education content business.

Kai Chi WONG, age 47, joined us as the Chief Operating Officer on July 19, 2019. Mr. Wong is a MBA and qualified accountant since early 2000, and he comes with a wealth of experience from senior executive roles at General Electric (1998-2007), Wells Fargo (2009-2013) and Bloomberg LP (2014-2017) as their CFO and business development director in Asia Pacific region. During Mr. Wong’s business development role at Wells Fargo and Bloomberg, he spent significant time to do research on Education and Technology sectors and completed several Mergers and Acquisition deals in these 2 areas. In 2013, Mr. Wong was also the key board member of Logistic & Supply Chain Multitech R&D Centre "LSCM" (funded by the Innovation and Technology Commission of the Government of the HKSAR), in which the vision of LSCM is to foster the development of core competencies in logistics and supply chain related technologies in Hong Kong and Mainland China. Additionally, Mr. Wong has been active and hold key positions in several charity organizations in Hong Kong to promote and support students ranged from kindergarten to secondary school level, especially for Special Education Need (SEN) students and underprivileged kids. Mr. Wong is a trusted advisor, particularly in the areas of financial control, treasury, Fintech (blockchain and AI), Merger & Acquisition and business partnership and strategies. Mr. Wong brings to the Company his corporate and business experience in the education content business.

Family Relationships

There are no family relationships between any of our directors or executive officers.

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Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

No executive officer or director has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

We have not yet established Compensation, Audit, and Nominations and Corporate Governance committees nor do we have an Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Currently, the functions of these committees are performed by our entire Board of Directors. We hope to establish these committees and appoint an Audit Committee financial expert as our business develops.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2018, and up to the date of this Annual Report, our officers, directors and greater than 10% percent beneficial owners timely filed all reports required by Section 16(a) of the Securities Exchange Act, except that a Form 4 disclosing certain dispositions of common stock beneficially owned by Miky Wan, our President, Interim Chief Financial Officer and Director, was filed tardy.

Code of Ethics

Our Board of Directors has not yet adopted a Code of Ethics applicable to our senior management and employees of the Company. The Company intends to adopt such Code of Ethics once its business stabilizes and matures.

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COMPENSATION OF EXECUTIVE OFFICERS AND CONSULTANTS

Each of our executive officers are parties to an employment agreement with COSG, dated July 19, 2019, or the Employment Agreements. Pursuant to the terms of the Employment Agreements, the executive officers will receive the monthly base salaries set forth below:

Name	Office	Monthly Salary
Miky Y.C. WAN	Chief Executive Officer, President	US$0.13
Tze Wai Albert YIP	Chief Financial Officer	US$1,282.05 and 2,149,293 shares of our common stock at US$8.99 per share
Wing Lok Jonathan SO	Chief Strategy Officer	US$0.13
Kai Chi WONG	Chief Operating Officer	US$1,282.05

Our executive officers are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with their services on our behalf.

Each agreement has an initial term of two years and automatically renews for subsequent one-year periods unless otherwise terminated in accordance with the terms of the agreement. Each executive officer may terminate his or her respective employment agreement by giving notice thereof two months prior to the expiration of the initial term or the applicable renewal term. After the initial term, we may terminate the agreement at any time by delivering 90 days prior written notice thereof. We may immediately terminate each Employment Agreement for Cause, as such term is defined in the agreement.

Each executive officer is obligated to meet certain key performance objectives, or KPOs, during the initial term. To the extent that such executive officer received shares of our common stock as compensation, a portion of such shares are subject to clawback upon such executive’s failure to meet his KPOs. A failure to meet KPOs constitutes grounds for a termination for Cause.

Each executive officer also executed a noncompetition and nondisclosure agreement containing non-solicitation obligations that survive the termination of the agreement for a period of two years, confidentiality obligations and other obligations relating to employee inventions by the executive.

The foregoing descriptions of the Employment Agreements are qualified in their entirety by reference to such agreements which are filed as Exhibits 10.4, 10.5, 10.6 and 10.7 to this Current Report, respectively, and are incorporated herein by reference.

Koon Wing Cheung, our former Chief Executive Officer, and the Company are parties to a letter agreement, dated July 19, 2019, pursuant to which Mr. Cheung agreed to transfer to us 2,149,293 shares of our common stock held by him. These securities will subsequently be transferred to Mr. Yip as compensation for his employment as our Chief Financial Officer. In the event Mr. Yip’s securities are clawed back, the clawback shares will be returned to Mr. Cheung. The foregoing description of such Letter Agreement is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.8 to this Current Report and is incorporated herein by reference.

Consulting Agreement

We are a party to a Consulting Agreement with Hung-Yi HUNG, dated July 19, 2019, pursuant to which Mr. Hung agreed to provide certain research and development plans, develop strategic partnerships, and assist the Company in meeting certain financial targets in exchange for 1,074,647 shares of our common stock, at a per share price of US$8.99 (the “Hung Shares”). The Hung Shares are subject to clawback upon the failure of Mr. Hung to meet his performance objectives. Mr. Hung is entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with his services on our behalf.

The Consulting Agreement has an initial term of two years and automatically renews for subsequent six month periods unless otherwise terminated in accordance with the terms of the agreement. After the initial period, the agreement is terminable by either party upon seven days prior written notice.

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Mr. Hung also executed a Proprietary Information, Inventions and Non-Competition Agreement containing non-compete and non-solicitation provisions that survive the termination of his service period for a period of two years, confidentiality obligations and other obligations relating to employee inventions by Mr. Hung. The foregoing descriptions of the Consultant Agreement and Proprietary Information, Inventions and Non-Competition Agreement are qualified in their entirety by reference to such agreements which are filed as Exhibit 10.9 to this Current Report, respectively, and are incorporated herein by reference.

Equity Awards

There are no options, warrants or convertible securities outstanding. At no time during the last fiscal year with respect to any of any of our executive officers was there:

•	any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option or equity grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item that would have been included under All Other Compensation in the Summary Compensation Table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS RELATING TO OUR AI BUSINESS

Other than as disclosed below, there are no transactions during our two most recent fiscal years ended December 31, 2018 and 2017, or any currently proposed transaction, in which our Company was or to be participant and the amount exceeds the lesser of US$120,000 or one percent of the average of our Company’s total assets at year end for our last two completed years, and in which any of our directors, officers or principal stockholders, or any other related person as defined in Item 404 of Regulation S-K, had or have any direct or indirect material interest.

Koon Wing Cheung, our former Chief Executive Officer, and the Company are parties to a letter agreement, dated July 19, 2019, pursuant to which Mr. Cheung agreed to transfer to us 2,149,293 shares of our common stock held by him. These securities will subsequently be transferred to Mr. Yip as compensation for his employment as our Chief Financial Officer. In the event Mr. Yip’s securities are clawed back, the clawback shares will be returned to Mr. Cheung. The foregoing description of such Letter Agreement is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.8 to this Current Report and is incorporated herein by reference.

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ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Share Exchange Agreement, dated July 19, 2019, by and among Cosmos Group Holdings, Inc., on the one hand, and Hong Kong Healthtech Limited and So Wing Lok Jonathan, on the other hand*
10.2	Intellectual Property Ownership and License Agreement, dated July 19, 2019, by and among Cosmos Group Holdings, Inc., on the one hand, and Hong Kong Healthtech Limited, 深圳傅正勤教育科技有限公司Shenzhen Fu Zheng Qin Education Technology Limited (formerly known as Shenzhen Yongle Innovative Education Limited) and their affiliates, on the other hand*
10.3	Memorandum of Understanding, dated July 2, 2019, between Cosmos Robotor Holdings Limited and Shenzhen Litang Electronics Company Limited*
10.4	Employment Agreement, dated July 19, 2019, by and between Cosmos Group Holdings, Inc. and Miky Y.C. Wan*
10.5	Employment Agreement, dated July 19, 2019, by and between Cosmos Group Holdings, Inc. and Tze Wai Albert YIP*
10.6	Employment Agreement, dated July 19, 2019, by and between Cosmos Group Holdings, Inc. and Wing Lok Jonathan SO*
10.7	Employment Agreement, dated July 19, 2019, by and between Cosmos Group Holdings, Inc. and Kai Chi WONG*
10.8	Letter Agreement, dated July 19, 2019, by and between Cosmos Group Hldings, Inc. and Koon Wing Cheung*
10.9	Consulting Agreement, dated July 19, 2019, by and between Cosmos Group Holdings, Inc. and Hung-Yi HUNG*

*Filed herewith.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COSMOS GROUP HOLDINGS, INC..

Date: July 19, 2019		/s/ Miky Y.C. Wan
	By:	Miky Y.C. Wan Chief Executive Officer, Interim Chief Financial Officer and President

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